Exhibit 99.3

- FOLD AND DETACH HERE AND READ THE REVERSE SIDE -

REVOCABLE PROXY

Prince George’s Federal Savings Bank

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PRINCE GEORGE’S FEDERAL SAVINGS BANK FOR USE ONLY AT A SPECIAL MEETING OF STOCKHOLDERS OF PRINCE GEORGE’S FEDERAL SAVINGS BANK TO BE HELD ON THURSDAY, JUNE 5, 2014, AND AT ANY ADJOURNMENT THEREOF (“SPECIAL MEETING”).

The undersigned, being a stockholder of Prince George’s Federal Savings Bank (“Savings Bank”), (i) hereby appoints the Board of Directors of the Savings Bank, or any member of the Board of Directors, as proxies of the undersigned, each with power to appoint his substitute, and (ii) hereby authorizes such appointees to represent and vote, as designated below, and with discretionary authority as to any other matters that may properly come before the meeting, all the shares of Common Stock of the Savings Bank held of record by the undersigned as of the close of business on April 4, 2014, at the Special Meeting of Stockholders of the Savings Bank to be held at Trinity Church Hall, 14515 Church Street, Upper Marlboro, Maryland 20772, on Thursday, June 5, 2014, at 10:00 a.m., Eastern Time, and at any adjournment of said meeting.

This proxy is solicited by the Board of Directors of the Savings Bank. If this proxy is properly executed, timely received and not properly revoked, shares of Common Stock of the Savings Bank represented by this proxy will be voted as specified herein at the Special Meeting. Shares of Common Stock of the Savings Bank represented by this proxy will be voted in the discretion of the proxy holders on any other matters properly coming before the Special Meeting. If no specification as to how to vote on Proposal 1 or Proposal 2 is made in this proxy, shares will be voted FOR each of Proposals 1 and 2 and will be voted in the discretion of the proxy holder as to any other matters presented at the Special Meeting.

(Continued, and to be marked, dated and signed, on the other side)

- FOLD AND DETACH HERE AND READ THE REVERSE SIDE -

Please mark your votes like this

☒

REVOCABLE PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

1. Proposal to approve the Agreement and Plan of Merger, dated as of January 8, 2014, by and among the Savings Bank, Southern National Bancorp of Virginia, Inc., Sonabank and SONA Interim Federal Savings Bank (in formation), and the merger of SONA Interim Federal Savings Bank (in formation) with and into the Savings Bank, resulting in the Savings Bank, as the surviving institution, becoming a wholly-owned subsidiary of Southern National Bancorp of Virginia, Inc., as contemplated by the Agreement and Plan of Merger.	For Against Abstain ☐ ☐ ☐	2. Proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation of additional proxies in the event there are not sufficient votes at the time of the Special Meeting, or any adjournment thereof, to approve Proposal 1.	For Against Abstain ☐ ☐ ☐

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders of the Savings Bank, called for Thursday, June 5, 2014, and a Proxy Statement for the Special Meeting prior to the signing of this proxy.

This proxy may be revoked at any time before it is exercised.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature:	Signature:	Date:	, 2014

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, only one signature is required. When signing as attorney, executor, administrator, trustee, guardian, or corporation officer, please give title as such. If signer is a partnership, please sign in partnership name by authorized person.